UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

Rio Vista Energy Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 E. Alton Gloor Blvd., Suite J Brownsville, Texas	78526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Inapplicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On May 21, 2009, Rio Vista Penny LLC (“Rio Vista Penny”), an indirect, wholly-owned subsidiary of Rio Vista Energy Partners L.P. (“Rio Vista”) received a “notice of events of default — demand for cure” (“Default Notice”) from TCW Asset Management Company (“TAMCO”) as administrative agent in connection with the Note Purchase Agreement, dated November 19, 2007 (the “TCW Credit Facility”) between TCW and Rio Vista Penny. In addition, on May 21, 2009, Rio Vista Penny also received a “notification of disposition of collateral” (“Disposition of Collateral”) from TCW in connection with the TCW Credit Facility. On May 22, 2009, Rio Vista Penny also received a “notice of demand and acceleration of indebtedness” (“Acceleration of Indebtedness”) from TCW in connection with the TCW Credit Facility (collectively, the Default Notice, Disposition of Collateral and Acceleration of Indebtedness are referred to as the “TCW Actions”).
The TCW Actions were the result of Rio Vista Penny’s failure to meet the payment obligations under the TCW Credit Facility (including the December 2008 and March 2009 principal payments and interest payments due) and the failure of Rio Vista Penny to deliver the required engineering report as defined under the TCW Credit Facility by December 1, 2008 (the “Defaults”). The Defaults were previously waived by TCW through May 20, 2009 pursuant to letter agreements between TCW and Rio Vista Penny.
In connection with the TCW Actions, TCW is demanding immediate payment of the entire amount owing under the TCW Credit Facility (principal of $24,700,000 plus accrued interest from September 28, 2008). In addition, TCW provided Rio Vista Penny with notice that it intends to foreclose its security interest in certain collateral as provided under the related security documents issued in connection with the TCW Credit Facility. This collateral consists of a) the 100% membership interest in Rio Vista Penny and b) the 100% membership interest in Rio Vista GO LLC, an indirect, wholly owned subsidiary of Rio Vista (the “Collateral”). Under the terms of the foreclosure, TCW desires to sell the Collateral on May 27, 2009 to the highest qualified bidder. TCW has indicated its right to credit bid for the Collateral.
In addition to the TCW Actions, TCW has the right to convert the outstanding principal amount of the TCW Credit Facility into common units of Rio Vista.
Rio Vista’s management is in discussions with TCW to restructure the TCW Credit Facility. Although no definitive agreement has been reached, these discussions include surrendering to TCW all of the Oklahoma Assets described in Rio Vista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the issuance by Rio Vista of its common units in satisfaction of outstanding indebtedness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:	Rio Vista GP LLC, its
General Partner

	By:	/s/ Ian T. Bothwell

		Name:	Ian T. Bothwell
		Title:	Acting Chief Executive Officer, Acting President, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Executive, Financial and Accounting Officer)
Date: May 26, 2009